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                                                                      Exhibit 21


                    SUBSIDIARIES OF PRISON REALTY CORPORATION



First-Tier:

Diboll Correctional Center, Inc., a Kentucky corporation
Gadsden Correctional Institution, Inc., a Kentucky corporation
Lee Adjustment Center, Inc. a Kentucky corporation
Marion Adjustment Center, Inc., a Kentucky corporation
Otter Creek Correctional Center, Inc., a Kentucky corporation
River City Correctional Center, Inc., a Kentucky corporation
USCC Avery/Mitchell Management Company, Inc., a North Carolina corporation USCC Pamlico Management Company, Inc., a North Carolina corporation
U.S. Corrections Corporation, a Kentucky corporation
Correctional Services Group, Inc., a Missouri corporation
Corrections Partners, Inc., a Delaware corporation
Concept Incorporated, a Delaware corporation
TransCor America, Inc., a Tennessee corporation
Agecroft Property, Inc., a Tennessee corporation
Prison Realty Management, Inc., a Tennessee corporation

Second-Tier:

USCC, Inc., a Kentucky corporation
Prison Holdings, Inc., a Delaware corporation
CCA Capital, Inc., a Delaware corporation

Third-Tier:

Queensgate Correctional Center, Inc., a Kentucky corporation
U.S. Corrections Leasing (NC) Avery/Mitchell Facility, Inc.,
   a North Carolina corporation
U.S. Corrections Leasing (NC) Pamlico Facility, Inc., a North Carolina corporation